                                                                      EXHIBIT 12

                         STATEMENT REGARDING COMPUTATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                                   (UNAUDITED)

                                                                                                              NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31                              SEPTEMBER 30
                                         -------------------------------------------------------------    --------------------------
                                            1999         2000         2001         2002         2003        2003            2004
                                         ---------    ---------    ---------    ---------    ---------    ---------     ------------
 EARNINGS:                                                             (DOLLARS IN THOUSANDS)

 Income from continuing operations (1)   $  69,292    $  58,760    $  54,016    $  61,718    $  74,632    $  55,621       $  62,423
 Fixed charges                              36,403       38,866       34,644       44,644       59,833       41,473          56,971
 Capitalized interest                       (8,578)      (3,079)        (841)        (170)      (1,535)      (1,128)           (590)
 Equity (earnings) losses in less than
   50% owned subsidiary                        378         (318)        (332)         (15)        (270)        (270)
                                         ---------    ---------    ---------    ---------    ---------    ---------       ---------
 Earnings                                $  97,495    $  94,229    $  87,487    $ 106,177    $ 132,660    $  95,696       $ 118,804
                                         =========    =========    =========    =========    =========    =========       =========

 FIXED CHARGES:

 Interest expense (2)                    $  26,916    $  34,622    $  32,028    $  42,101    $  55,377    $  38,313       $  53,813
 Capitalized interest                        8,578        3,079          841          170        1,535        1,128             590
 Amortization of loan expenses                 909        1,165        1,775        2,373        2,921        2,032           2,568
                                         ---------    ---------    ---------    ---------    ---------    ---------       ---------
 Fixed charges                           $  36,403    $  38,866    $  34,644    $  44,644    $  59,833    $  41,473       $  56,971
                                         =========    =========    =========    =========    =========    =========       =========

 CONSOLIDATED RATIO OF EARNINGS
   TO FIXED CHARGES                           2.68         2.42         2.53         2.38         2.22         2.31            2.09
                                         =========    =========    =========    =========    =========    =========       =========


 EARNINGS:

 Income from continuing operations (1)   $  69,292    $  58,760    $  54,016    $  61,718    $  74,632    $  55,621       $  62,423

 Fixed charges                              36,403       38,866       34,644       44,644       59,833       41,473          56,971

 Capitalized interest                       (8,578)      (3,079)        (841)        (170)      (1,535)      (1,128)           (590)
 Equity (earnings) losses in less than
   50% owned subsidiary                        378         (318)        (332)         (15)        (270)        (270)
                                         ---------    ---------    ---------    ---------    ---------    ---------       ---------
 Earnings                                $  97,495    $  94,229    $  87,487    $ 106,177    $ 132,660    $  95,696       $ 118,804
                                         =========    =========    =========    =========    =========    =========       =========

 FIXED CHARGES:
 Interest expense (2)                    $  26,916    $  34,622    $  32,028    $  42,101    $  55,377    $  38,313       $  53,813
 Capitalized interest                        8,578        3,079          841          170        1,535        1,128             590
 Amortization of loan expenses                 909        1,165        1,775        2,373        2,921        2,032           2,568
                                         ---------    ---------    ---------    ---------    ---------    ---------       ---------

 Fixed charges                              36,403       38,866       34,644       44,644       59,833       41,473          56,971
 Preferred stock dividends                  12,814       13,490       13,505       12,468        9,218        7,074           7,295
                                         ---------    ---------    ---------    ---------    ---------    ---------       ---------
 Combined fixed charges and
   preferred stock dividends             $  49,217    $  52,356    $  48,149    $  57,112    $  69,051    $  48,547       $  64,266
                                         =========    =========    =========    =========    =========    =========       =========

 CONSOLIDATED RATIO OF EARNINGS
   TO COMBINED FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS                  1.98         1.80         1.82         1.86         1.92         1.97            1.85
                                         =========    =========    =========    =========    =========    =========       =========

(1) Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

(2) For purposes of this statement, interest expense consists of interest on all indebtedness including amounts allocated to discontinued operations, in accordance with FASB Statement No. 144.